EXHIBIT 10.13
                                                  1995 FORM 10-K


                 1995 BUCYRUS-ERIE COMPANY INCENTIVE PLAN



The Company has approved an incentive plan for 1995 based on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)*.

Participants will be eligible for 0 to 100% of their maximum incentive opportunity based on a single Company-wide EBITDA* incentive pool.

All domestic and foreign subsidiaries, North American field sales, service, service centers and electrical service employees will participate in the Company incentive plan.

There will be no incentive payments unless EBITDA* is above $12,901,950. The maximum (100%) payment will be achieved if EBITDA* exceeds $27,949,950.

In addition, there will be no Plan payout unless the Company-wide inventory level as of December 31, 1995 is $78 million or below. This number is dependent on the 1996 Operating Plan. If the 1996 Plan is substantially higher than the current projection, then the inventory target may be adjusted upwards.

The graph on the reverse side of this summary indicates the relationship between EBITDA* and the percentage of maximum incentive opportunity to be paid to eligible employees.

The Board of Directors reserves the right to alter the performance and payment targets upward or downward in the event of a change resulting from deviation in the 1995 financial plan.





                                Human Resources Department










* Excludes restructuring expenses, extraordinary gain and cumulative effect of accounting changes.

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                            BUCYRUS-ERIE COMPANY
                     1995 INCENTIVE PLAN CALCULATIONS

                                  TOTAL            NET
PAYOUT %       EBITDA (1)         PAYOUT          EBITDA

  0.00%       $12,901,950               $0      $12,901,950
  5.00%       $13,654,350         $188,100      $13,466,250
 10.00%       $14,406,750         $376,200      $14,030,550
 15.00%       $15,159,150         $564,300      $14,594,850
 20.00%       $15,911,550         $752,400      $15,159,150
 25.00%       $16,663,950         $940,500      $15,723,450
 30.00%       $17,416,350       $1,128,600      $16,287,750
 35.00%       $18,168,750       $1,316,700      $16,852,050
 40.00%       $18,921,150       $1,504,800      $17,416,350
 45.00%       $19,673,550       $1,692,900      $17,980,650
 50.00%       $20,425,950       $1,881,000      $18,544,950
 55.00%       $21,178,350       $2,069,100      $19,109,250
 60.00%       $21,930,750       $2,257,200      $19,673,550
 65.00%       $22,683,150       $2,445,300      $20,237,850
 70.00%       $23,435,550       $2,633,400      $20,802,150
 75.00%       $24,187,950       $2,821,500      $21,366,450
 80.00%       $24,940,350       $3,009,600      $21,930,750
 85.00%       $25,692,750       $3,197,700      $22,495,050
 90.00%       $26,445,150       $3,385,800      $23,059,350
 95.00%       $27,197,550       $3,573,900      $23,623,650
100.00%       $27,949,950       $3,762,000      $24,187,950




(1) Excludes restructuring expenses, extraordinary gain and cumulative effect of accounting changes.